Exhibit 15.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-269447) of Semantix, Inc. of our report dated April 28, 2023 relating to the financial statements of Semantix, Inc., which appears in this Form 20-F.

/s/ PricewaterhouseCoopers Auditores Independentes Ltda.
São Paulo, Brazil
April 28, 2023